Exhibit 99.1

ANGI HOMESERVICES REPORTS Q4 2017

GOLDEN, Colo. — February 7, 2018—ANGI Homeservices (NASDAQ: ANGI) financial results consist of HomeAdvisor financial results for all periods and Angie’s List results following the completion of the combination on September 29, 2017.  For periods prior to Q3 2017, ANGI Homeservices financial results are those of HomeAdvisor.  A letter to IAC shareholders from IAC’s CEO Joey Levin, which includes a discussion on ANGI Homeservices, was posted on the Investor Relations section of IAC’s website at www.iac.com/Investors.

ANGI HOMESERVICES SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2017	Q4 2016	Growth	FY 2017	FY 2016	Growth

Revenue	$223.2	$123.7	80%	$736.4	$498.9	48%
Operating (loss) income	(33.9)	6.2	nm	(147.9)	24.1	nm
Net (loss) earnings	(58.2)	2.7	nm	(103.1)	13.1	nm
GAAP Diluted EPS	(0.12)	0.01	nm	(0.24)	0.03	nm
Adjusted EBITDA	16.2	11.9	36%	39.2	44.5	-12%
Adjusted Net Income	(30.1)	4.7	nm	(31.1)	21.0	nm
Adjusted EPS	(0.06)	0.01	nm	(0.07)	0.05	nm

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q4 2017 HIGHLIGHTS

•                  ANGI Homeservices revenue increased 80% to $223.2 million driven by 32% Marketplace growth, a full quarter contribution from Angie’s List and 48% growth in Europe.

•                  Operating loss and Adjusted EBITDA reflect costs and deferred revenue write-offs in connection with the Angie’s List transaction.  Excluding the transaction-related items, operating income was $13.3 million and Adjusted EBITDA was $38.3 million, which represents a 17% Adjusted EBITDA margin.

•                  For the full year 2017, operating income and Adjusted EBITDA would have been $26.0 million and $90.9 million, respectively, excluding costs and deferred revenue write-offs in connection with the Angie’s List transaction.

•                  For 2017, ANGI Homeservices had:

•                  On a pro forma basis, revenue of $960 million

•                  18 million Marketplace service requests from homeowners

•                  181,000 paying Marketplace service professionals and 45,000 Angie’s List advertisers at December 31, 2017

•                  ANGI Homeservices expects $85 million of operating income and $270 million in Adjusted EBITDA in 2018, excluding costs and deferred revenue write-offs in connection with the Angie’s List transaction.

Revenue

	Actual			Pro Forma (a)
($ in millions)	Q4 2017	Q4 2016	Growth	Q4 2017	Q4 2016	Growth

Marketplace (b)	$139.4	$105.3	32%	$139.4	$105.3	32%
Advertising & Other (c)	68.8	8.2	736%	76.5	84.9	-10%
Total North America	$208.2	$113.6	83%	$215.9	$190.2	13%
Europe	15.0	10.1	48%	15.0	10.1	48%
Total ANGI Homeservices revenue	$223.2	$123.7	80%	$230.9	$200.3	15%

(a)  Pro forma results reflect the inclusion of Angie’s List revenue for all periods and excludes deferred revenue write-offs of $7.6 million in Q4 2017 in connection with the Angie’s List transaction.

(b) Reflects the HomeAdvisor domestic marketplace service.  It excludes other North America operating subsidiaries within the segment.

(c)  Includes Angie’s List revenue (revenue from service professionals under contract for advertising during the period and Angie’s List non-advertising revenue) as well as revenue from mHelpDesk, HomeStars and Felix.

•                  Revenue increased 80% to $223.2 million driven by:

•                  A full quarter contribution from Angie’s List following the completion of the combination of HomeAdvisor and Angie’s List to create ANGI Homeservices on September 29, 2017, partially offset by deferred revenue write-offs of $7.6 million related to the Angie’s List transaction

•                  32% Marketplace growth driven by a 36% increase in service requests to 4.2 million and a 26% increase in paying service professionals to 181,000

•                  48% growth in Europe driven by the acquisitions of controlling interests in MyHammer Holding AG in Germany on November 3, 2016 and MyBuilder Limited in the UK on March 24, 2017

Operating (loss) income and Adjusted EBITDA

($ in millions)	Q4 2017	Q4 2016	Growth

Operating (loss) income
North America	$(29.0)	$9.3	nm
Europe	(4.9)	(3.0)	-61%
Total	$(33.9)	$6.2	nm
Adjusted EBITDA
North America	$18.8	$14.1	34%
Europe	(2.6)	(2.2)	-19%
Total	$16.2	$11.9	36%

•                  Operating loss was $33.9 million compared to operating income of $6.2 million in Q4 2016 reflecting:

•                  An increase of $26.7 million in stock-based compensation expense, including $25.1 million due primarily to the Angie’s List transaction comprising:

•                  $15.4 million related to the modification of previously issued HomeAdvisor unvested equity awards, which were converted into ANGI Homeservices equity awards

•                  $9.7 million related to previously issued Angie’s List equity awards and the acceleration of certain Angie’s List equity awards resulting from the termination of employees in connection with the combination

•                  An increase of $15.5 million in amortization of intangibles driven primarily by the Angie’s List transaction.

•                  Adjusted EBITDA growth of 36% to $16.2 million driven by higher revenue, partially offset by:

•                  $14.4 million of severance, retention, transaction and integration-related costs

•                  $7.6 million deferred revenue write-offs related to the Angie’s List transaction

•                  Higher selling and marketing expense (including 62% growth in TV marketing)

Operating Metrics

(in thousands)	Q4 2017	Q4 2016	Growth

Marketplace Service Requests (b)(d)	4,227	3,097	36%
Marketplace Paying Service Professionals (b)(e)	181	143	26%
Angie’s List Advertising Service Professionals (f)	45	49	-9%

(d)  Fully completed and submitted domestic customer service requests on HomeAdvisor.

(e)    The number of HomeAdvisor domestic service professionals that had an active membership and/or paid for consumer matches in the last month of the period.

(f)  Reflects the total number of Angie’s List service professionals under contract for advertising at the end of the period.

Income Taxes

In the fourth quarter of 2017, the Company recorded a tax provision of $22.0 million and $38.9 million for GAAP and Adjusted Net Income, respectively.  The provision was primarily due to the reduction of $33.0 million and $35.3 million for GAAP and Adjusted Net Income, respectively, in the Company’s net deferred tax assets because of the lower tax rate enacted by the Tax Cuts and Jobs Act.  There is no transition tax because the Company has generated net losses from its international operations on a cumulative basis.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2017:

•                  ANGI Homeservices had 478.0 million Class A and Class B common shares outstanding.

•                  IAC’s economic and voting interest in ANGI Homeservices were 86.9% and 98.5%, respectively.

•                  ANGI Homeservices held $221.5 million in cash and cash equivalents and owed $277.8 million of debt, including a current portion of $13.8 million and $2.8 million owed to IAC subsidiaries.

CONFERENCE CALL

ANGI Homeservices will audiocast a conference call to answer questions regarding its fourth quarter 2017 results on Thursday, February 8, 2018, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of ANGI Homeservices’ business.  The live audiocast will be open to the public at ir.angihomeservices.com or www.iac.com/Investors.

DILUTIVE SECURITIES

ANGI Homeservices has various dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	2/2/18	Dilution at:

Share Price			$13.32	$14.00	$15.00	$16.00	$17.00

Absolute Shares as of 2/2/18	478.3		478.3	478.3	478.3	478.3	478.3

SARs	43.6	$2.61	8.9	9.0	9.2	9.3	9.4
Options	3.1	$11.52	0.5	0.6	0.7	0.7	0.8
RSUs and Other	2.7		0.7	0.7	0.7	0.7	0.7
IAC denominated equity awards	4.1		1.4	1.3	1.2	1.2	1.1
Total Dilution			11.5	11.6	11.7	11.9	12.0
% Dilution			2.3%	2.4%	2.4%	2.4%	2.4%
Total Diluted Shares Outstanding			489.7	489.8	490.0	490.1	490.2

The dilutive securities calculation in the above table is different from GAAP dilution, which is calculated using the treasury stock method, and is based on the following assumptions:

SARs, subsidiary denominated equity awards and RSUs — These awards are settled on a net basis, with ANGI Homeservices making a cash payment on behalf of the holder equal to the amount of required tax withholdings; therefore the dilutive effect is presented as the net number of shares expected to be issued upon vesting or exercise, in each case assuming a withholding tax rate of 50%.  In addition, the estimated income tax benefit from the tax deduction received upon the vesting or exercise of these awards is used to repurchase ANGI Homeservices shares.

Options — The cash generated from the exercise of ANGI Homeservices options (both vested and unvested awards), consisting of (a) the option exercise price and (b) the estimated income tax benefit from the tax deduction received upon the exercise of ANGI Homeservices options, is used to repurchase ANGI Homeservices shares.

IAC denominated equity awards — IAC denominated equity awards represent options and performance-based restricted stock units denominated in the shares of IAC that have been issued to employees of ANGI Homeservices.  Upon the exercise or vesting of IAC equity awards, IAC will settle the awards with shares of IAC, and ANGI Homeservices will issue additional shares of ANGI Homeservices to IAC as reimbursement.  The estimated income tax benefit from the tax deduction received upon the exercise or vesting of IAC denominated equity awards is used to repurchase ANGI Homeservices shares.

GAAP FINANCIAL STATEMENTS

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue	$223,213	$123,668	$736,386	$498,890
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	11,682	6,293	34,073	25,858
Selling and marketing expense	126,386	72,369	464,040	306,713
General and administrative expense	82,471	29,859	300,433	110,093
Product development expense	15,378	5,454	47,907	20,596
Depreciation	4,838	2,595	14,543	8,419
Amortization of intangibles	16,376	882	23,261	3,153
Total operating costs and expenses	257,131	117,452	884,257	474,832

Operating (loss) income	(33,918)	6,216	(147,871)	24,058

Interest expense—third party	(1,765)	—	(1,765)	—
Interest expense—related party	(433)	(654)	(5,971)	(894)
Other (expense) income, net	(126)	(395)	1,974	(699)
(Loss) earnings before income taxes	(36,242)	5,167	(153,633)	22,465
Income tax (provision) benefit	(21,989)	(3,111)	49,106	(11,834)
Net (loss) earnings	(58,231)	2,056	(104,527)	10,631
Net loss attributable to noncontrolling interests	7	664	1,409	2,497
Net (loss) earnings attributable to ANGI Homeservices Inc. shareholders	$(58,224)	$2,720	$(103,118)	$13,128

Per share information attributable to ANGI Homeservices Inc. shareholders:
Basic (loss) earnings per share	$(0.12)	$0.01	$(0.24)	$0.03
Diluted (loss) earnings per share	$(0.12)	$0.01	$(0.24)	$0.03

Stock-based compensation expense by function:
Cost of revenue	$—	$—	$19	$—
Selling and marketing expense	5,361	233	25,763	863
General and administrative expense	21,012	1,666	107,662	6,804
Product development expense	2,577	332	15,786	1,249
Total stock-based compensation expense	$28,950	$2,231	$149,230	$8,916

ANGI HOMESERVICES CONSOLIDATED AND COMBINED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$221,521	$36,377
Accounts receivable, net	28,085	18,696
Other current assets	12,772	8,739
Total current assets	262,378	63,812

Property and equipment, net	53,292	23,645
Goodwill	770,226	170,990
Intangible assets, net	328,571	10,792
Deferred income taxes	50,723	15,211
Other non-current assets	2,072	11,067
TOTAL ASSETS	$1,467,262	$295,517

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current portion of long-term debt	$13,750	$—
Current portion of long-term debt—related party	816	2,838
Accounts payable	18,933	11,544
Deferred revenue	62,371	18,828
Accrued expenses and other current liabilities	75,171	34,438
Total current liabilities	171,041	67,648

Long-term debt, net	258,312	—
Long-term debt—related party, net	1,997	47,000
Deferred income taxes	5,626	2,228
Other long-term liabilities	5,892	2,247

Redeemable noncontrolling interests	21,300	13,781

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Class A Common Stock	63	—
Class B Common Stock	415	—
Class C Common Stock	—	—
Additional paid-in capital	1,112,400	—
Accumulated deficit	(121,764)	—
Invested Capital	—	154,852
Accumulated other comprehensive income (loss)	2,232	(1,721)
Total ANGI Homeservices Inc. shareholders’ equity and invested capital, respectively	993,346	153,131
Noncontrolling interests	9,748	9,482
Total shareholders’ equity	1,003,094	162,613
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,467,262	$295,517

ANGI HOMESERVICES CONSOLIDATED AND COMBINED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) earnings	$(104,527)	$10,631
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Stock-based compensation expense	149,230	8,916
Amortization of intangibles	23,261	3,153
Bad debt expense	27,514	17,425
Depreciation	14,543	8,419
Deferred income taxes	(48,350)	(3,719)
Other adjustments, net	(911)	1,142
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(33,179)	(23,862)
Other current assets	4,523	(2,972)
Accounts payable and other current liabilities	778	14,936
Income taxes payable	(2,054)	6,932
Deferred revenue	10,995	6,895
Net cash provided by operating activities	41,823	47,896
Cash flows from investing activities:
Acquisitions, net of cash acquired	(66,340)	(15,649)
Capital expenditures	(26,837)	(16,660)
Net cash used in investing activities	(93,177)	(32,309)
Cash flows from financing activities:
Borrowing under term loan	275,000	—
Debt issuance costs	(3,013)	—
Proceeds from issuance of related party debt	131,360	44,838
Principal payments on related party debt	(181,580)	(11,350)
Proceeds from the exercise of stock options	1,653	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(10,113)	—
Funds returned from (held in) escrow for MyHammer tender offer	10,604	(10,548)
Transfers from (to) IAC/InterActiveCorp	24,178	(4,305)
Purchase of noncontrolling interests	(12,789)	(209)
Other, net	37	—
Net cash provided by financing activities	235,337	18,426
Total cash provided	183,983	34,013
Effect of exchange rate changes on cash and cash equivalents	1,161	(98)
Net increase in cash and cash equivalents	185,144	33,915
Cash and cash equivalents at beginning of period	36,377	2,462
Cash and cash equivalents at end of period	$221,521	$36,377

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

ANGI HOMESERVICES RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Twelve Months Ended December 31,
	2017	2016
Net cash provided by operating activities	$41.8	$47.9
Capital expenditures	(26.8)	(16.7)
Free Cash Flow	$15.0	$31.2

For the twelve months ended December 31, 2017, Free Cash Flow decreased $16.2 million due lower Adjusted EBITDA and higher capital expenditures.

ANGI HOMESERVICES RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

($ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net (loss) earnings attributable to ANGI Homeservices Inc. shareholders	$(58,224)	$2,720	$(103,118)	$13,128
Stock-based compensation expense	28,950	2,231	149,230	8,916
Amortization of intangibles	16,376	882	23,261	3,153
Impact of income taxes and noncontrolling interests	(17,194)	(1,092)	(100,486)	(4,205)
Adjusted Net Income	$(30,092)	$4,741	$(31,113)	$20,992

GAAP Basic weighted average shares outstanding	477,002	414,754	430,612	414,754
SARs, Options, subsidiary denominated equity awards and RSUs, treasury method	—	—	—	—
GAAP Diluted weighted average shares outstanding	477,002	414,754	430,612	414,754
SARs, Options, subsidiary denominated equity awards and RSUs, treasury method not included in diluted shares above	—	—	—	—
Impact of RSUs and other	—	—	—	—
Adjusted EPS weighted average shares outstanding	477,002	414,754	430,612	414,754

GAAP Diluted EPS	$(0.12)	$0.01	$(0.24)	$0.03

Adjusted EPS	$(0.06)	$0.01	$(0.07)	$0.05

For GAAP diluted EPS purposes, RSUs and performance-based RSUs to the extent the applicable performance condition(s) have been met, are included on a treasury method basis.  For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.

ANGI HOMESERVICES RECONCILIATION OF SEGMENT GAAP MEASURE TO NON-GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended December 31, 2017
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(29.0)	$28.6	$4.4	$14.8	$18.8
Europe	(4.9)	0.3	0.5	1.5	(2.6)
Total	$(33.9)	$29.0	$4.8	$16.4	$16.2

	For the three months ended December 31, 2016
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$9.3	$1.8	$2.5	$0.5	$14.1
Europe	(3.0)	0.5	0.1	0.3	(2.2)
Total	$6.2	$2.2	$2.6	$0.9	$11.9

	For the twelve months ended December 31, 2017
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(128.5)	$147.6	$13.2	$17.8	$50.2
Europe	(19.4)	1.7	1.3	5.4	(11.0)
Total	$(147.9)	$149.2	$14.5	$23.3	$39.2

	For the twelve months ended December 31, 2016
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$32.5	$7.1	$8.0	$2.5	$50.1
Europe	(8.4)	1.8	0.4	0.7	(5.5)
Total	$24.1	$8.9	$8.4	$3.2	$44.5

ANGI HOMESERVICES RECONCILIATION OF GAAP MEASURE TO NON-GAAP MEASURE

($ in millions; rounding differences may occur)

2018 operating income to Adjusted EBITDA reconciliation

FY 2018
Estimate

Operating income	$85
Stock-based compensation expense (a)	105
Depreciation	20
Amortization of intangibles	60
Adjusted EBITDA (b)	$270

(a) Includes ~$70 million of charges in connection with the Angie’s List transaction.

(b) Excludes costs and deferred revenue write-offs in connection with the Angie’s List transaction.

Adjusted EBITDA margin reconciliation

		Angie’s List Transaction-Related Items
		Deferred Revenue	Transaction	Stock-based	Excluding Transaction
Q4 2017	As Reported	Write-offs	Costs	Compensation Expense	Related Items

Revenue	$223.2	$7.6			$230.9

Operating (loss) income	$(33.9)	$7.6	$14.4	$25.1	$13.3
Operating (loss) income margin	-15%				6%

Adjusted EBITDA	$16.2	$7.6	$14.4		$38.3
Adjusted EBITDA margin	7%				17%

		Angie’s List Transaction-Related Items
		Deferred Revenue	Transaction	Stock-based	Excluding Transaction
FY 2017	As Reported	Write-offs	Costs	Compensation Expense	Related Items

Revenue	$736.4	$7.8			$744.2

Operating (loss) income	$(147.9)	$7.8	$44.0	$122.1	$26.0
Operating (loss) income margin	-20%				3%

Adjusted EBITDA	$39.2	$7.8	$44.0		$90.9
Adjusted EBITDA margin	5%				12%

ANGI HOMESERVICES PRINCIPLES OF FINANCIAL REPORTING

ANGI Homeservices reports Adjusted EBITDA, Adjusted Net Income, Adjusted EBITDA Margin, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  ANGI Homeservices endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable.  We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.  We believe Adjusted EBITDA margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Adjusted EBITDA margin corresponds more closely to the cash operating income margin generated from our business, from which capital investments are made and debt is serviced.  Adjusted EBITDA margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to ANGI Homeservices shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) stock-based compensation expense and (2) acquisition-related items consisting of amortization of intangibles and impairments of goodwill and intangible assets.  We believe Adjusted Net Income is useful to investors because it represents ANGI Homeservices’ consolidated results taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and stock appreciation rights (“SARs”) in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period), which increases shares outstanding for Adjusted EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, ANGI Homeservices’ consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses, and is computed in a manner that is generally consistent with management’s view of dilution.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into mandatory debt service requirements.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions (including the Combination), of stock options, SARs, RSUs and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the applicable performance condition(s) have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, SARs, RSUs and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of stock options, the awards are gross settled or net settled at the election of the award holder, and the exercise of SARs and vesting of RSUs and performance-based RSUs, the awards are settled on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions (including the Combination).  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as contractor and service professional relationships, technology, memberships, customer lists and user base, and trade names, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 8, 2018, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: our future business, financial condition, results of operations and financial performance, our business strategy, trends in the home services industry, expected synergies and other benefits to be realized by ANGI Homeservices following the combination of HomeAdvisor and Angie’s List (“the Transaction”) and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the possibility that the anticipated cost savings and other benefits of the Transaction are not realized when expected or at all (including as a result of the impact of, or problems arising from, the integration of HomeAdvisor and Angie’s List or as a result of changes in the economy and competitive factors in the areas in which they do business), diversion of management’s attention from ongoing business operations and opportunities as a result of the Transaction, the migration of the home services market online, our ability to establish and maintain relationships with quality service professionals, our ability to maintain and enhance our various brands, our ability to attract and convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services that resonate with consumers, our ability to protect our systems from cyberattacks and to protect personal and confidential information, the ability to expand successfully into international markets, the ability to retain key personnel, the potential liability for a failure to meet regulatory requirements and regulatory changes.  Certain of these and other risks and uncertainties are discussed in ANGI Homeservices’ filings with the Securities and Exchange Commission.  Other unknown or unpredictable factors that could also adversely affect ANGI Homeservices business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of ANGI Homeservices’ management as of the date of this press release.  ANGI Homeservices does not undertake to update these forward-looking statements.

About ANGI Homeservices Inc.

Through its collection of brands, ANGI Homeservices Inc. (NASDAQ: ANGI) is creating the world’s largest digital marketplace for home services, connecting millions of homeowners across the globe with home service professionals.  ANGI Homeservices operates brands in eight countries, including HomeAdvisor®, Angie’s List®, HomeStars (Canada), Travaux.com (France), MyHammer (Germany and Austria), MyBuilder (UK), Werkspot (Netherlands) and Instapro (Italy).  The company is headquartered in Golden, Colorado. For more information visit www.angihomeservices.com.

Contact Us

IAC/ANGI Homeservices Investor Relations

Mark Schneider

(212) 314-7400

ANGI Homeservices Corporate Communications

Steffanie Finkiewicz

(303) 963-8030

IAC Corporate Communications

Valerie Combs

(212) 314-7361

ANGI HOMESERVICES

14023 Denver West Parkway, Building 64, Golden, CO 80401 (303) 963-7200 http://www.angihomeservices.com